EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report dated June 28, 2004 relating to the financial statements of Capital Resource Funding, Inc. in the Registration Statement on Form SB-2/A dated March 14, 2005, and Prospectus, and to the reference to our firm as ‘Experts in Accounting’.

Date: March 14, 2005	By:	/s/ Traci J. Anderson
By: Traci J. Anderson
Huntersville, North Carolina